EXHIBIT 10.4
HEALTH CARE REIT, INC.
Stock Option Agreement
     THIS AGREEMENT, dated December 20, 2006, between Health Care REIT, Inc., a Delaware corporation (the “Company”), and Daniel R. Loftus (the “Participant”), is made pursuant and subject to the provisions of the 2002 Stock Incentive Plan (the “Plan”) of Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Trust”), a copy of which has been made available to the Participant. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Plan, except that references in the Plan to the “Company” shall mean “Health Care REIT, Inc., a Delaware corporation” and references to the “Common Stock” shall mean “the common stock, $1.00 par value per share, of Health Care REIT, Inc.”
     WHEREAS, the Trust and Windrose Medical Properties, L.P., a Virginia limited partnership (the “Operating Partnership”), entered into an Agreement and Plan of Merger, dated September 12, 2006, with the Company, Heat Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Heat OP Merger Sub, L.P., a Virginia limited partnership (“OP Merger Sub”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated October 12, 2006 (the “Merger Agreement”), which provides for: (a) the Trust to merge with and into Merger Sub, with Merger Sub continuing as the surviving entity, and (b) OP Merger Sub to merge with and into the Operating Partnership, with the Operating Partnership continuing as the surviving entity.
     WHEREAS, pursuant to Section 6.2 of the Merger Agreement, each option to acquire common shares of beneficial interest in the Trust, $0.01 par value per share, held by Participant prior to the Merger Effective Time (as defined in the Merger Agreement), became fully vested in accordance with the Plan and is identified on Exhibit A (a “Pre-Conversion Option”).
     WHEREAS, pursuant to Section 6.2 of the Merger Agreement, at the Merger Effective Time, each Pre-Conversion Option was converted into an option to acquire the number of shares of common stock, $1.00 par value per share, of the Company, as reflected on Exhibit A (“Common Stock”).
1. Converted Options. Pursuant to the Plan, the Trust granted to the Participant the Pre-Conversion Options, subject to the terms and conditions of the Plan and the applicable stock option agreement between the Trust and Participant. At the Merger Effective Time, such Pre-Conversion Options were fully vested and converted into an option to acquire the number of shares of Common Stock identified on Exhibit A (the “Converted Options”). Accordingly, effective as of the date hereof and subject to the terms and conditions of the Plan and the terms and conditions herein set forth, Participant shall have the right and option to exercise such Converted Options and purchase from the Company all or any part of the Common Stock at the option price set forth on Exhibit A. The Converted Options are intended to be “incentive stock options” under Section 422 of the Code. Such Converted Options will be exercisable as hereinafter provided.
2. Expiration Date. The Converted Options shall expire at 11:59 p.m. on the applicable Expiration Date set forth on Exhibit A.

3. Exercisability. The Converted Options shall continue to be exercisable until the earlier of the termination of the right to exercise the Converted Options pursuant to paragraph 6, 7 or 8 or until the Expiration Date. The Participant may exercise the Converted Options for all or part of the number of shares of Common Stock. A partial exercise of the Converted Options shall not affect the Participant’s right to exercise the Converted Options with respect to the remaining shares of Common Stock, subject to the conditions of the Plan and this Agreement.
4. Method of Exercise and Payment for Shares. The Converted Options shall be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’s principal executive office. The exercise date shall be (i) in the case of notice by mail, the date of postmark or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the option price in full, in cash or cash equivalent acceptable to the Compensation Committee of the Company, or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent paid by the Participant, is not less than the option price for the number of shares of Common Stock for which the Converted Option is being exercised.
5. Nontransferable. The Participant’s rights under the Converted Options are nontransferable except by will or the laws of descent and distribution. During the Participant’s lifetime, the Converted Options may be exercised only by the Participant.
6. Exercise in the Event of Death. The Converted Options may be exercised by the Participant’s estate, or the person or persons to whom his rights under the Converted Options shall pass by will or the laws of descent and distribution, if the Participant dies before the Expiration Date and before the termination of his or her rights under paragraph 7 or 8. The Participant’s estate or such persons may exercise the Converted Options during the 90 day period following the Participant’s death or, if shorter, during the remainder of the period preceding the Expiration Date. The Participant’s estate or such persons may exercise the Converted Options for all or part of the number of shares of Common Stock that the Participant was entitled to purchase on the date of his or her death.
7. Exercise by Participant After Termination. The Converted Options may be exercised by the Participant if his or her employment with the Company or its Affiliates terminates or is terminated before the Expiration Date and before the termination of his or her rights under paragraph 8. In that event, the Participant may exercise the Converted Options during the 90 day period following the last day that he or she is employed by the Company or an Affiliate or, if shorter, the remainder of the period preceding the Expiration Date. The Participant may exercise the Converted Options for all or part of the number of shares of Common Stock that the Participant was entitled to purchase on the last day that he or she was employed by the Company or an Affiliate.
8. Breach of Covenant. The Converted Options may not be exercised on or after the date that the Participant breaches a covenant against competition, disclosure of confidential information or solicitation of employees contained in a written agreement between the Company and the Participant or an Affiliate and the Participant. In addition, in the event of any such breach, the Participant or the transferee of the Converted Options must return to the Company any shares of Common Stock acquired upon the exercise of the Converted Options within the six month period before such breach or on or after such breach. Upon delivery of the shares of Common Stock pursuant to the preceding sentence, the Company shall pay the Participant or transferee the option price paid to acquire such shares of Common Stock under the Converted Options.
9. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share such fraction shall be disregarded.
10. Change in Capital Structure. The terms of the Converted Options shall be adjusted as the Board of Directors of the Company determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.
11. Governing Law. This Agreement shall be governed by the laws of the State of Maryland; provided, however, that the issuance of shares of Common Stock shall be governed by the laws of the State of Delaware.
12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
13. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and agrees to be bound by all the terms and provisions thereof.
14. No Right to Continued Employment. The Converted Options do not confer upon the Participant any right with respect to continuance of employment with the Company or an Affiliate and does not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.
15. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
16. Superceding Agreement. This Agreement supercedes all other agreements that evidence Pre-Conversion Options.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his or her signature hereto as of the date first written above.

Health Care REIT, Inc.		Daniel R. Loftus

By:	/s/ Erin C. Ibele	/s/ Daniel R. Loftus

Name:	Erin C. Ibele
Its:	Senior Vice President—Administration
and Corporate Secretary

DAN LOFTUS
EXHIBIT A
INCENTIVE STOCK OPTIONS

	Vested Before	Vested After
	Merger of 12/19/2006	Merger of 12/19/2006	Total		Exercise Price	Exercise Price
Grant Date Of	Number of	Number of	Number of Pre-	Number of	Per Share for	Per Share for
Pre-Conversion	Pre-Conversion	Pre-Conversion	Conversion	Converted	Pre-Conversion	Converted	Expiration
Options	Options	Options	Options	Options	Options	Options	Date
8/16/2002	6,000	—	6,000	2,705	$12.00	$26.61	8/15/2012
8/5/2003	6,000	1,500	7,500	3,381	$12.00	$26.61	8/4/2013
7/27/2004	4,280	2,853	7,133	3,216	$12.00	$26.61	7/26/2014
7/26/2005	1,000	1,500	2,500	1,127	$15.11	$33.51	7/25/2015
NON-QUALIFYING STOCK OPTIONS

	Vested Before	Vested After
	Merger of 12/19/2006	Merger of 12/19/2006	Total		Exercise Price	Exercise Price
Grant Date Of	Number of	Number of	Number of Pre-	Number of	Per Share for	Per Share for
Pre-Conversion	Pre-Conversion	Pre-Conversion	Conversion	Converted	Pre-Conversion	Converted	Expiration
Options	Options	Options	Options	Options	Options	Options	Date
7/27/2004	220	147	367	165	$12.00	$26.61	7/25/2014
12/20/2005	7,200	28,800	36,000	16,232	$14.79	$32.80	12/19/2015
7/26/2005	4,000	6,000	10,000	4,509	$15.11	$33.51	7/25/2015
8/1/2006	3,600	14,400	18,000	8,116	$14.70	$32.60	7/31/2016